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                                                                 EXHIBIT 10.30.1

                      FIRST AMENDMENT TO AGREEMENT OF SALE


         This First Amendment to Agreement of Sale (this "Amendment") is made effective as of the 12th day of March, 2001, by and between HOME INTERIORS & GIFTS, INC., a Texas limited liability company ("Seller"), and LINCOLN PROPERTY COMPANY COMMERCIAL, INC., a Texas corporation, and/or its assigns or affiliates thereof ("Purchaser").

                                   WITNESSETH:

         WHEREAS, Seller and Purchaser heretofore entered into that certain Agreement of Sale (the "Agreement") dated effective as of January 5, 2001, pursuant to the terms of which Seller agreed to sell and Purchaser agreed to buy certain real property located at the Southeast corner of Freeport Parkway and Burns Street in the City of Coppell, County of Dallas, State of Texas, as more particularly described therein (the "Property").

         WHEREAS, Seller and Purchaser now desire to amend the Agreement in certain respects, as more particularly described below.

         NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

         1. Defined Terms. All terms which are defined in the Agreement shall have the same meaning when used herein, unless specifically provided herein to the contrary.

         2. Additional Escrow Deposit. Within three (3) business days following the execution of this Amendment by both Purchaser and Seller, Purchaser shall deposit the sum of $10,000.00 with the Title Company as an additional escrow deposit ("Additional Escrow Deposit"), which Additional Escrow Deposit (together with the Escrow Deposit previously delivered by Purchaser in connection with this Agreement) shall be applied to the Purchase Price at Closing. Upon the Title Company's receipt of the Additional Escrow Deposit from Purchaser, such amount shall immediately become non-refundable to Purchaser, except in the event of Seller's default under the Agreement or the failure of the conditions set forth in Article VII of the Agreement to be satisfied and/or waived by Purchaser.

         3. Purchase Price. The provisions of Section 1.02 of the Agreement (Purchase Price) are hereby deleted in their entirety and replaced with the following provisions:

                           "1.02 Purchase Price. The purchase price (the "Purchase Price") to be paid for the Property shall be SIX HUNDRED THIRTY-FIVE THOUSAND THIRTY-SIX AND NO/100 DOLLARS ($635,036.00). The Purchase Price has been determined on the basis of the Property containing approximately 317,517.60 square feet (7.2892 acres) and a purchase price per square foot of $2.00. The Purchase Price, as adjusted by


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                           closing costs and prorations as hereinafter provided,
                           shall be paid by Purchaser to Seller in cash at the Closing."

         4. Inspection Period. Purchaser and Seller hereby acknowledge and confirm that, pursuant to the provisions of Section 2.05 of the Agreement (Inspection Period), the Inspection Period shall expire at 5:00 p.m. (Dallas, Texas time) on Monday, April 9, 2001.

         5. Closing Date. The provisions of Section 3.01 of the Agreement (Closing Date) shall be deleted in their entirety and replaced with the following:

                           "The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place in the offices of the Title Company on or before Wednesday, May 9, 2001, not later than 5:00 p.m., Dallas, Texas time (the "Closing Date").

         6. Utility Easement. A new Section 7.01(g) (Utility Easement) shall be added to the Agreement and shall read as follows:

                           "(g) Utility Easement. All right, title and interest in and to that certain Utility Easement ("Utility Easement") shown on the plat recorded in Volume 99228, Page 79, Map Records, Dallas County, Texas, and located on the Property shall be fully terminated and released of record by the City of Coppell pursuant to a written instrument recorded in the Official Records of Dallas County, Texas. Seller agrees to reasonably cooperate with Purchaser in obtaining such instrument from the City of Coppell."

         7. Counterparts; Facsimile Signatures. This Amendment may be executed in separate counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same instrument. Further, this Amendment may be executed by both Seller and Purchaser by facsimile signature, such that execution of this Amendment by facsimile signature shall be deemed effective for all purposes as though this Amendment was executed as a "blue ink" original.

         8. Ratification. Except as amended hereby, the Agreement shall be and remain in full force and effect and is hereby ratified and confirmed by Seller and Purchaser. To the extent any of the terms and provisions of the Agreement are inconsistent with the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern and control.



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EXECUTED by Seller and Purchaser as of the date first above written.

                                   SELLER:

                                   HOME INTERIORS & GIFTS, INC.
                                   a Texas corporation


                                   By:    /s/ KENNETH J. CICHOCKI
                                      ------------------------------------------
                                   Print:   Kenneth J. Cichocki
                                         ---------------------------------------
                                   Its:     Vice President
                                       -----------------------------------------


                                   PURCHASER:

                                   LINCOLN PROPERTY COMPANY COMMERCIAL, INC., a Texas corporation


                                   By:    /s/ THOMAS H. KUHLMAN
                                      ------------------------------------------
                                   Name:  Thomas H. Kuhlman
                                        ----------------------------------------
                                   Title: Senior Vice President
                                         ---------------------------------------

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